Exhibit 10.01

Notice of Grant of Stock Option	Valero Energy Corporation
and Option Agreement	ID: 74-1828067
P. O. Box 696000
San Antonio, TX 78269-6000
Gregory C. King

Effective October 21, 2004, you have been granted an option to buy 38,000 shares of the common stock of Valero Energy Corporation (the “Company”) at $42.71 per share.

Your Options will vest on the dates shown below.

Shares	Grant Date	Full Vest	Expiration
7,600	10/21/04	10/21/05	10/21/14
7,600	10/21/04	10/21/06	10/21/14
7,600	10/21/04	10/21/07	10/21/14
7,600	10/21/04	10/21/08	10/21/14
7,600	10/21/04	10/21/09	10/21/14

By your signature and the Company’s signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Company’s 2001 Executive Stock Incentive Plan and the Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO ENERGY CORPORATION

By: /s/ Mike Crownover	Oct. 21, 2004
Mike Crownover	Date
Director - Human Resources

/s/ Gregory C. King	Oct. 21, 2004
Gregory C. King	Date
Employee

OPTION AGREEMENT
Valero Energy Corporation 2001 Executive Stock Incentive Plan

        This Option Agreement (“Agreement”) is entered into between Valero Energy Corporation, a Delaware corporation (“Valero”), and Employee pursuant to the terms of the Valero Energy Corporation 2001 Executive Stock Incentive Plan (“Plan”). As used herein, Employee means Gregory C. King. Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Plan.

    1.        Grant of Option. Valero grants to Employee the option (“Option”) to purchase up to 38,000 shares of Common Stock of Valero, $.01 par value per share (“Shares”), in accordance with the terms of this Agreement and the Plan. The Shares, when issued to Employee upon the exercise of the Option, will be fully paid and non-assessable.

    2.        Purchase Price. The purchase price of the Shares will be $42.71 per Share.

    3.        Exercise of Option. The period during which the Option is in effect (“Option Period”) will commence on October 21, 2004. The Option Period will terminate on October 21, 2014. No portion of the Option may be exercised prior to October 21, 2005. Subject to the provisions of the Plan relating to suspension or termination from the Plan, the Option will be available for exercise in the following increments: 7,600 shares on 10/21/05; 7,600 shares on 10/21/06; 7,600 shares on 10/21/07; 7,600 shares on 10/21/08; and 7,600 shares on 10/21/09.

        If the Employee desires to exercise the Option, Employee must deliver written notice to Stock Plan Administration of Valero substantially in the form of the attached Form A (“Exercise Notice”). The Option must be exercised in accordance with one of the methods for exercise set forth in the attached form of Exercise Notice. The date on which the Exercise Notice is received by Valero will be the “Exercise Date.” The completed Exercise Notice must include the number of Shares with respect to which the Option is being exercised. Payment for the Shares will be made at Valero’s San Antonio offices.

        If any law or regulation requires Valero to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment will be extended for the period necessary to take such action. In the event of any failure by Employee to pay for the number of Shares specified in the Exercise Notice on the Settlement Date, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares will be treated as if it had never been made.

    4.        Plan Incorporated by Reference. The Plan is incorporated herein, and by this reference, is made a part hereof for all purposes.

    5.        Limitation of Rights of Employee. Employee will have no rights with respect to any Shares not expressly conferred by the Plan or this Agreement.

    6.        No Assignment. This Agreement and the Option granted hereunder are of a personal nature and Employee’s rights with respect hereto and thereto may not be sold, mortgaged, pledged, assigned, transferred, conveyed or disposed of in any manner by Employee, and may not be exercised by any person, other than Employee, except as expressly permitted under the Plan. Any such attempted sale, mortgage, pledge, assignment, transfer, conveyance, disposition or exercise will be void, and Valero will not be bound thereby.

    7.        Successors. This Agreement is binding upon any successors of Valero and the heirs, successors and legal representatives of Employee.

    8.        Direct Registration. Employee agrees that in lieu of stock certificates, any Shares issuable in connection with the exercise of the Options may be issued in uncertificated form pursuant to the Direct Registration Service of Valero’s stock transfer agent.